CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of our reports dated April 11, 2008, April 1, 2008, and April 1, 2008, relating to the financial statements of TIAA-CREF Life Separate Account VLI-1, TIAA-CREF Life Insurance Company, and Teachers Insurance and Annuity Association, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

New York, New York

September 25, 2008